                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 19, 2006, with respect to the consolidated financial statements of The J. M. Smucker Company, The J. M. Smucker Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2006 Annual Report to Shareholders of The J. M. Smucker Company.

Our audits also included the financial statement schedule of The J. M. Smucker Company listed in Item 15(a)(2). This schedule is the responsibility of The J.
M. Smucker Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 19, 2006, with respect to the consolidated financial statements of The J. M. Smucker Company incorporated herein by reference, The J. M. Smucker Company management's assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of The J. M. Smucker Company, and our report included in the preceding paragraph with respect to the financial statement schedule of The J. M. Smucker Company included in this Annual Report (Form 10-K) for the year ended April 30, 2006:

Registration Statement  Registration Number                                 Description
----------------------  -------------------  --------------------------------------------------------------------------
Form S-8                33-21273             1987 Stock Option Plan
Form S-8                33-38011             1987 Stock Option Plan
Form S-8                333-98335            The J. M. Smucker Company Amended and Restated 1998 Equity and Performance
                                                  Incentive Plan
Form S-8                333-116622           Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker
                                                  Company
                                             Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker
                                                  Company
                                             Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker
                                                  Company
Form S-3                333-68416            Registration of 75,000 Common Shares


                                                          /s/ Ernst & Young LLP

Akron, Ohio
June 29, 2006